SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 18, 2001



                             Royal Coronado Co. Ltd.
             (Exact name of registrant as specified in its charter)


                                     Nevada

                 (State or other jurisdiction of incorporation)


      0-32505                                               91-2103949
(Commission File Number)                       (IRS Employer Identification No.)


                26318 127th Ave., S.E., Kent, WA      98031-7970

              (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: (253 ) 639 - 2406

Item 2. Acquisition or Disposition of Assets.

     As of August 18, 2001, Royal Coronado Co. Ltd., a Nevada corporation (the "Registrant") consummated a transaction, whereby the Registrant acquired all of the issued and outstanding shares of L & L Investment Holdings, Inc., a British Virgin Islands corporation ("LLI") in exchange for the issuance by the Registrant of a total of 5,000,000 newly issued restricted shares of common voting stock to LLI shareholders pursuant to the Agreement and Plan of Reorganization, as amended (the "Agreement"), dated as of August 18, 2001, by and between the Registrant and LLI (the "Closing"). As a condition of the closing of the share exchange transaction, certain shareholders, officers and directors of the Registrant cancelled 610,100 shares of common stock and then effected a 2 for 1 forward stock split. Immediately prior to the share exchange, there were 779,800 shares of the Registrant's common stock issued and outstanding. As a result of the acquisition, there will 5,779,800 shares of common stock issued and outstanding.

     The share exchange transaction was a related party transaction since the majority shareholder of Royal was also a majority shareholder of LLI. In addition the officers and directors of Royal were also officers and directors of LLI. The Board of Directors of Royal determined that the share exchange transaction was fair and in the best interest of the shareholders of Royal.

     The LLI was incorporated July 23, 1997 in the British Virgin Islands. Its business was originally started in Hong Kong under the name of Lee & Lam Financial Consultants Company Ltd. (a Hong Kong corporation) incorporated July 22, 1995. LLI acquired 100% ownership of Lee & Lam Financial Consultants Company, LTD. company on April 10, 2001.

     The LLI is a holding company, and is not directly involved in nor conducts any business activities. Its business is conducted through its two (2) 100% wholly owned subsidiaries. L&L Financial Investments Co. Ltd. (HongKong) and L&L Financial Holdings Co. Ltd. (Nevada, US). LLI, through its Hong Kong subsidiary performs due diligence and financial consulting services. LLI's other subsidiary manages its own 19.5% investment interests in the companies located in China.

The detailed operations of its two (2) wholly-owned subsidiaries are set forth below:

1. The Hong Kong subsidiary, L & L Financial Investments Co. Ltd. (original name), is a licensed investment advisor and is regulated by the Hong Kong Securities and Futures Commission, a government regulatory authority, similar to that of the Securities and Exchange Commission in the United States. The Hong Kong subsidiary operates as a financial advisor and performs due diligence services for its Hong Kong and Chinese corporate clients. As of the closing date, the income of LLI is 100% generated by the Hong Kong subsidiary.

2. The second subsidiary, L & L Financial Holdings Co. Ltd. owns and manages its 19.5% investments interests in four companies located in China. As of the date of Closing, the subsidiary incorporated in Nevada is not licensed with the United States regulatory agencies, not involved in investment advisory activities, and does not generate any income.

     The name of each person known to the Registrant to own more than 5% of the securities of the Registrant, persons issued shares pursuant to the Agreement, the current directors and executive officers of the Registrant and the percentage of the total issued and outstanding Common Stock (the only voting securities) of the Registrant owned by such persons as of the Closing date, is as follows:


                                                          Amount of
Name and                                                 Beneficial        Percent of
                                                  Address Ownership *           Class *

Dickson Lee (1)                                           2,550,000 (2)        44.12%
Chief Executive Officer, Chairman and Director

Kathy K.C. Au (1)                                           400,000 (3)         6.92%
President and Director

Ada Lau (1)                                                 150,000 (4)         2.60%
Treasurer
Secretary and Director

Li Xiang (1)                                                400,000             6.92%

Yan Chuang (1)                                              300,000             5.19%

Han Ming (1)                                                300,000             5.19%

All Directors and Officers
as a Group (3 persons)                                    3,100,000            53.64%
_______________________________

* Based upon 5,779,800 shares of common stock outstanding after the Closing.

As used in this table, "beneficial ownership" is determined in accordance with the rules of the US Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) C/o L & L  Investments  Holdings,  Inc.,  26318 127th Ave.,  S.E.,  Kent, WA
98031.

(2) Based on 2,550,000 shares of common stock of LLI held by Mr. Lee, and the exchange ratio of one (1) share of the Registrant for each share of common stock of LLI.

(3) Based on 400,000 shares of common stock of LLI held by Ms.Au. Ms. Au is the wife of Mr. Lee. Mr. Lee disclaims any ownership of the shares owned by his wife.

(4) Based on 150,000 shares of common stock of LLI held by Ms. Lau.

As of August 18, 2001, there were approximately 33 shareholders of record.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Audit Report of Independent Certified Public Accountants for LLI as of April 30, 2001.

     (b) Pro-forma financial information.

     (c) Exhibits

2.      Agreement and Plan of Reorganization

2.1.    Agreement and  Plan of Reorganization dated as of August 18, 2001.

        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 18 , 2001                                Royal Coronado Co., Ltd.



                                                     By:      /s/ Dickson V. LEE
                                                     ---------------------------
                                                                     Dickson Lee
                                            Chairman and Chief Executive Officer

Item. 7a

Audit Report of Independent Certified Public Accountants for L & L Investments Holdings, Inc.


                         LEE & LAM FINANCIAL CONSULTANTS
                         COMPANY LIMITED & SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                            APRIL 30, 2001 AND 2000


         LEE & LAM FINANCIAL CONSULTANTS COMPANY LIMITED & SUBSIDIARIES
                               TABLE OF CONTENTS


                                                                            Page

Accountant's Report                                                          F-1

Consolidated Financial Statements:

        Consolidated Balance Sheets                                    F-2 - F-3

        Consolidated Statements of Income and Retained Earnings              F-4

        Consolidated Statements of Comprehensive Income                      F-5

        Consolidated Statements of Cash Flows                          F-6 - F-7

        Notes to Consolidated Financial Statements                           F-8

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Lee & Lam Financial Consultants Company Limited & Subsidiaries
Wan Chai, Hong Kong


We have audited the accompanying consolidated balance sheets of Lee & Lam Financial Consultants Company Limited & Subsidiaries as of April 30, 2001 and 2000, and the related consolidated statements of income, retained earnings, comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lee & Lam Financial Consultants Company Limited & Subsidiaries as of April 30, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                             HMWC CPAs & BUSINESS ADVISORS

June 26, 2001

         LEE & LAM FINANCIAL CONSULTANTS COMPANY LIMITED & SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            APRIL 30, 2001 AND 2000



                                     ASSETS
                                   ---------
                                                            2001            2000
CURRENT ASSETS:                                       ----------      ----------
        Cash                                          $  129,993      $  202,731
Accounts receivable                                      411,435          28,751
        Prepaid expenses                                   7,829           7,829
        Due from shareholders                                  -         137,522
                                                      ----------      ----------
                TOTAL CURRENT ASSETS                     549,257         376,833
                                                      ----------      ----------
PROPERTY AND EQUIPMENT, net                              168,547          42,540
                                                      ----------      ----------
OTHER ASSETS:
Investments                                            1,190,000               -
                                                      ----------      ----------
        TOTAL OTHER ASSETS                             1,190,000               -
                                                      ----------      ----------

        TOTAL ASSETS                                  $1,907,804      $  419,373
                                                      ----------      ----------

                 See accompanying notes and accountant's report
                                      F-2

         LEE & LAM FINANCIAL CONSULTANTS COMPANY LIMITED & SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS, continued
                            APRIL 30, 2001 AND 2000



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            2001            2000
CURRENT LIABILITIES:                                  ----------      ----------
        Accounts payable                              $  110,000      $        -
        Accrued expenses                                  23,272          95,463
        Income taxes payable                               3,557              54
        Due to shareholders                               52,903               -
        Short-term debt                                  119,719          76,637
                                                      ----------      ----------
        TOTAL CURRENT LIABILITIES                        309,451         172,154
                                                      ----------      ----------
OTHER LIABILITIES:
        Long-term debt, net of current portion                 -          15,200
                                                      ----------      ----------
                TOTAL OTHER LIABILITIES                        -          15,200

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value, 10,000,000 shares
authorized, 5,000,000 shares issued and
outstanding                                               50,000          50,000
Paid-in capital                                        1,318,205         128,205
Retained earnings                                        235,951          60,153
Accumulated other comprehensive income                    (5,803)         (6,339)
                                                      ----------      ----------
TOTAL STOCKHOLDERS' EQUITY                             1,598,353         232,019
                                                      ----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $1,907,804      $  419,373
                                                      ----------      ----------


                 See accompanying notes and accountant's report
                                      F-3

         LEE & LAM FINANCIAL CONSULTANTS COMPANY LIMITED & SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                  FOR THE YEARS ENDED APRIL 30, 2001 AND 2000


                                                            2001                   2000
                                                  --------------------- ---------------------
                                                             Percent of            Percent of
                                                      Amount    Revenue     Amount    Revenue
                                                  ---------- ---------- ---------- ----------
REVENUES                                          $  505,754      100.0  $ 236,220      100.0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         320,649       63.4    214,118       90.6
                                                  ---------- ---------- ---------- ----------

        INCOME FROM OPERATIONS                       185,105       36.6     22,102        9.4
                                                  ---------- ---------- ---------- ----------
OTHER INCOME (EXPENSES):
  Interest income                                      6,853        1.4      6,006        2.5
  Miscellaneous income                                     -          -      1,026        0.4
  Interest expense                                   (11,130)      (2.2)   (13,362)      (5.7)
                                                  ---------- ---------- ---------- ----------
        TOTAL OTHER INCOME (EXPENSES)                 (4,277)      (0.8)    (6,330)      (2.8)
                                                  ---------- ---------- ---------- ----------
        NET INCOME BEFORE INCOME TAXES               180,828       35.8     15,772        6.6

PROVISION FOR INCOME TAXES                             5,030        1.0          -          -
                                                  ---------- ---------- ---------- ----------
        NET INCOME                                   175,798       34.8     15,772        6.6
                                                             ==========             =========
RETAINED EARNINGS, Beginning of the year              60,153                44,381


RETAINED EARNINGS, End of the year                $  235,951            $   60,153
                                                  ==========            ==========

                 See accompanying notes and accountant's report
                                      F-4

         LEE & LAM FINANCIAL CONSULTANTS COMPANY LIMITED & SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                  FOR THE YEARS ENDED APRIL 30, 2001 AND 2000


                                                            2001            2000
                                                      ----------      ----------
Net income                                            $  175,798      $   15,772
Other comprehensive income:
        Foreign currency translation
        adjustments, net of tax                              536          (6,339)
                                                      ----------      ----------
Comprehensive income                                  $  176,334      $    9,433

                 See accompanying notes and accountant's report
                                      F-5

         LEE & LAM FINANCIAL CONSULTANTS COMPANY LIMITED & SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED APRIL 30, 2001 AND 2000

                                                            2001            2000
                                                      ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                    $  175,798      $   15,772
        Adjustments to reconcile net income to
        net cash provided by operating activities:
                Depreciation                              29,812          29,064
                Foreign currency translation adjustment      536          (6,339)
                (Increase) decrease in:
                        Accounts receivable             (382,684)         60,925
                        Prepaid expenses                       -          30,507
                        Due from stockholders                  -         (87,522)
                        Prepaid income taxes                   -           1,721
                        Deposits                               -          46,658
                Increase (decrease) in:
                        Accounts payable                 110,000               -
                        Accrued expenses                 (72,191)         51,443
                        Income taxes payable               3,503              54
                        Due to stockholders               36,579        (124,182)
                                                      ----------      ----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES          (98,647)         18,101
                                                      ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisitions of property and equipment            (1,973)              -
        Other                                                  -             433
                                                      ----------      ----------
      NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES    (1,973)            433
                                                      ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
        Debt reduction - long-term                       (15,200)        (15,973)
        Net change in short-term debt                     43,082         (53,382)
        Additional common stock issued                         -         126,915
        Other                                                  -          (2,965)
                                                      ----------      ----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES           27,882          54,595

      NET INCREASE (DECREASE) IN CASH                    (72,738)         73,129

CASH, Beginning of the year                              202,731         129,602
                                                      ----------      ----------
CASH, End of the year                                 $  129,993      $  202,731
                                                      ==========      ==========

                 See accompanying notes and accountant's report
                                      F-6

         LEE & LAM FINANCIAL CONSULTANTS COMPANY LIMITED & SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
                  FOR THE YEARS ENDED APRIL 30, 2001 AND 2000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                            2001            2000
                                                      ----------      ----------
Cash paid during the year for:
                        Interest                      $   11,130      $   13,362
                                                      ==========      ==========
                        Income taxes                  $    1,528      $  (13,396)
                                                      ==========      ==========

NONCASH INVESTING AND FINANCING ACTIVITIES:

A) During the year ended April 30, 2001,
the Company received property contributed
from the Company shareholders personal assets:
                        Cost                          $  153,846      $        -
                        Shareholder loan                (153,846)              -
                                                      ----------      ----------
                        Cash paid                     $        -      $        -
                                                      ==========      ==========

B) During the year ended April 30, 2001, the Company acquired shares of four Chinese
Companies in a swap transaction of shares previously held by the Company's majority shareholder:

                        Investments at cost           $1,190,000
                        Paid in capital               (1,190,000)
                                                      ----------
                        Cash paid                     $        -
                                                      ==========

                 See accompanying notes and accountant's report
                                      F-7

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
------------------

Lee & Lam Financial Consultants Company Limited is a financial company incorporated in the British Virgin Islands on July 23, 1997 (See Note 12-Subsequent Event). The Business was originally started in Hong Kong under the name of Lee & Lam Financial Consultants Company Ltd on July 22, 1995.

The Company is a holding company, and is not directly involved in nor conducts any business activities. Its business is conducted through its two 100% wholly owned subsidiaries. The Company, through its Hong Kong subsidiary performs due diligence and financial consulting services. The Company's United States subsidiary manages its own 19.5% investment portfolios (See Note 3 - Investments) in the companies located in China.

The Hong Kong subsidiary, L & L Financial Investment Co. Ltd incorporated in Hong Kong, is a licensed investment advisor and is regulated by the Hong Kong Securities and Futures Commission, a government regulatory authority, similar to that of the Securities and Exchange Commission in the United States. The Hong Kong subsidiary operates as a financial advisor and performs due diligence services for its Hong Kong and Chinese corporate clients. As of closing date, the income of the Company is generated in the Hong Kong subsidiary.

The United States subsidiary, L & L Financial Holdings Co. Ltd incorporated in the State of Nevada on December 8, 2000, owns and manages its 19.5% investment interests in four companies located in China. As of April 30, 2001, the subsidiary incorporated in Nevada, is not licensed with the United States regulatory agencies. It is not involved in investment advisory activities, and generates no income.

BASIS OF ACCOUNTING
-------------------

The Company is on the accrual method of accounting. Revenue is recognized upon completion of services, in accordance with the generally accepted accounting principles of the United States of America.

BASIS OF CONSOLIDATION
----------------------

The consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company balances and transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT
----------------------

The Company's property and equipment are stated at cost and are depreciated using primarily the straight-line method over the estimated useful lives of the related assets, which range from five to fifty years. Expenditures for major improvements and betterments to fixed assets are capitalized and expenditures for repairs and maintenance are expensed as incurred.

ECONOMIC DEPENDENCY

The Company derives all of its revenues from less than ten corporate customers. Two customers represent approximately 60% of the Company's income.

OPERATING RISKS
---------------

The Company's main operations are conducted in Hong Kong and China. Accordingly, the business, financial conditions, and results of operations may be influenced by the political, economic and legal environment in these countries. The Company's operations may be subjected to special considerations and risks not typically associated with companies in North America.

RELIANCE ON KEY PERSONNEL
-------------------------

The operations of the Company are dependent upon the services of its top ranking executive. The possible loss of his service or inability to attract qualified personnel could have a material adverse effect on the Company. Management believes that it would be able to retain or attract qualified personnel to maintain its operations.

CASH
----

The Company maintains cash balances with banks in Hong Kong and China. These balances are not insured by any local government agencies to protect the Company's cash assets. The banks in Hong Kong and China do not have a federal deposit insurance corporation program similar to that available in the United States.

As of April 30, 2001 and 2000, included in the cash balances, the Company has a time bank deposit of $128,530 and $128,530 respectively (See Note 5 - Short-term
Debt).

For purposes of the statement of cash flows, the Company considers all short-term items with maturity of three months or less to be cash equivalents.

USE OF ESTIMATES
----------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION
----------------------------

The Company maintains its books and records in United States dollars. However, its subsidiary in Hong Kong uses Hong Kong dollars as the functional currency and translates Hong Kong dollars into United States dollars. The foreign currency translation is performed for the balance sheet accounts using the closing exchange rate in effect at the balance sheet dates, and for revenue and expense accounts using an average exchange rate during each reporting period. The gains or (losses) resulting from translation from Hong Kong dollars to United States dollars are included in the stockholders' equity separately as cumulative transaction adjustments. Transactions denominated in a currency other than the functional currency are translated into the functional currency at the applicable exchange rates at the time of transactions.

In recent years, the exchange of Hong Kong dollars into United States dollars has been at approximately a rate of 7.80 to $1 and has remained stable. However, if the current exchange rate policy is abandoned, the exchange rate may fluctuate significantly, and may be a detriment to the Company's operational results.


NOTE 2: ACCOUNTS RECEIVABLE
---------------------------

Management believes that the accounts receivable are considered collectible from the customers as of April 30, 2001. Consequently, no allowance for bad debts is deemed necessary at the present time. As of April 30, 2001 two customers represent approximately 63% of the total accounts receivable balance.

NOTE 3: INVESTMENTS
-------------------

Investments consist of stock of four non-public companies in distinct industries, located in different geographic areas in China. Investments are recorded at historical purchase costs, in accordance with APB Opinion No. 18. The historical purchase costs represent the fair value of the stocks acquired as determined by independent appraisers. Shares representing 25% of the Company's stock were issued in exchange for the investments. Less then 20% of each company's common stock is owned, and no significant influence can be demonstrated. The investments are held on a long-term basis. The investments are as follows:

                        Year of  # Shares Percentage     Cost at
                    Acquisition     Owned      Owned Acquisition
                    -----------  --------  --------- -----------
Construction Co.        12/2000   195,000      19.5%   $ 278,000
Flower Co.              12/2000   195,000      19.5%     278,000
Agriculture Co.         12/2000   195,000      19.5%     234,000
Software Co.            03/2001   195,000      19.5%     400,000
                                                     -----------
        Total                                        $ 1,190,000
                                                     ===========

NOTE 4: PROPERTY AND EQUIPMENT
------------------------------

Property and equipment consist of the following:

                                                2001        2000
                                          ----------  ----------
        Buildings                         $  153,846  $        -
        Automobiles                           54,487      54,487
        Machinery and equipment               38,259      36,287
        Furniture and fixtures                11,258      11,258
        Leasehold improvements                26,333      26,333
                                          ----------  ----------
        Total property and equipment         284,183     128,365
        Less accumulated depreciation       (115,636)    (85,825)
                                          ----------  ----------
        Property and equipment, net       $  168,547  $   42,540
                                          ==========  ==========

Depreciation expense for the years ended April 30, 2001 and 2000 was $29,812 and $29,064, respectively.

NOTE 5: SHORT-TERM DEBT
-----------------------

As a result of a time bank deposit of approximately $128,530, the Company was given a line of credit, allowing it to borrow up to $128,530 with the bank to finance daily operations (See Note 1). The balance of the short-term debt at April 30, 2001 and 2000, is $119,719 and $76,637, respectively. The monthly interest rate is based on the rate of Overnight Interbank Rate per annum or the best lending rate of the bank. The interest rate on the line of credit at April 30, 2001 and 2000 was 7.5% and 9% respectively.


NOTE 6: LONG-TERM DEBT
----------------------

The long-term debt at April 30, 2001 and 2000, consists of the following:

                                                2001        2000
                                          ----------  ----------
Note payable to C.E.C. Finance Limited,
secured by auto; payments due in monthly
installments of $1,468, including interest
at 12.92%, maturing in March, 2001.       $        -  $   15,200
                                          ==========  ==========

NOTE 7: INCOME TAX
------------------

The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which they operate. The current provision for income tax is provided at the applicable tax rates in accordance with the relevant income tax laws and tax credits, when applicable, which may be applied.

Normally, the Company is subject to income tax of 0.00% in British Virgin Islands. Its Hong Kong subsidiary is subject to a flat income tax of 16.5% on net income. A current tax provision of $5,030 was provided for the Hong Kong operation profit. Since there is no income generated in China at the present time, the Company is not subject to any Chinese tax as of April 30, 2001. Similarly, no provision for the United States income taxes is provided for the Nevada subsidiary as there is no income generated in Nevada as of April 30, 2001.


NOTE 8: COMPREHENSIVE INCOME
----------------------------

During the year ended April 30, 2000, the Company adopted Financial Accounting Standards Statement No. 130, Reporting Comprehensive Income. Statement No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

The accumulated balance of comprehensive income is as follows:

Foreign Currency Translation Adjustment:
---------------------------------------
Balance at April 30, 1999                 $        -
Fiscal year ended April 30, 2000 change       (6,339)
                                          ----------
Balance at April 30, 2000                     (6,339)
Fiscal year ended April 30, 2001 change          536
                                          ----------
Balance at April 30, 2001                 $   (5,803)
                                          ==========

NOTE 9: OPERATING LEASE
-----------------------

The Company leases its Hong Kong office space from an unrelated party. The lease is dated May 20, 1997, and is renewed each year. The current renewal requires monthly payments of $3,231 and expires in May, 2001. The Company is also required to reimburse for monthly property taxes and property management fees. Total lease expense for the years ended April 30, 2001 and 2000, was $44,188 and $53,506, respectively.

Subsequent to year-end, the Company obtained an additional renewal through May 2002.

NOTE 10:RELATED PARTY TRANSACTIONS
----------------------------------

The Company provides office space, professional and technical personnel and marketing leads to a U.S. CPA firm owned by the majority shareholder, Dickson Lee. Per the agreement, the U.S. CPA firm agrees to pay 80% of its billings, as well as reimburse 75% of the professional staff salary and 40% of the administrative staff salary to the Company. For the years ended April 30, 2001 and 2000, the Company received total fees from the CPA firm, net of related expenses charged of $175,524 and $157,620, respectively.

NOTE 11:RETIREMENT PLANS
------------------------

The Company's employees recruited in Hong Kong and People's Republic of China are all hired on a contractual basis. All employees located in Hong Kong are subject to the Hong Kong Mandatory Provident Fund (MPF) requirement, which is a government monitored pension plan, similar to the Social Security fund in the United States of America. The MPF stipulates that both Company and the employees are to contribute 5% of the monthly employees income to the MPF. The employees located in China are not subject to the MPF retirement plan. There is no obligation for pension benefits to the Chinese employees. The Company has no retirement or post-employment benefit plans.


NOTE 12:SUBSEQUENT EVENT
------------------------

Effective June 5, 2001, the Company changed its name to L&L Investments Holdings Inc.

Pro-forma Financial Information

Item 7-b

(b) Selected Pro forma  Financial  Data of the  Registrant  (Royal  Coronado Co.
Ltd.)

The selected historical financial and pro forma data presented below of Registrant was derived form the historical and pro forma financial statements and related notes included in this Form 8-K, the current report. The pro forma financial data gives effect to the proposed reorganization (acquisition of LLI). You should read the selected financial data together with those historical and pro forma financial statements. Both the Registrant and LLI used the U.S. generally accepted accounting principles to prepare its financial statements.

The unaudited pro forma financial information for the periods indicated below were prepared by combining the historical results of Registrant and LLI using the purchase method of accounting for business combinations. This is described in notes accompanying the pro forma financial statements and related notes included in this Form 8-K. The pro forma financial information is presented to give a better picture of what Registrant's business might have looked like, if Registrant had owned LLI during the periods indicated. Those companies may have performed differently if their operations had been combined. You should not rely on the unaudited pro forma information as being indicative of the historical results that the Registrant would have had or the future results that Registrant will experience after the Reorganization. The historical financial statements of LLI and related notes are also included in this Form 8-K as Item 7a.

It should be noted that the LLI's fiscal period ending on April 30, which is different from that of Registrant (ending February 28, 2001). An adjustment was made to change LLI's accounting year ending to February 28, 2001, in order to make the pro forma data presentation more meaningful.


                                                                       Pro Forma Data
                                                                       For           For
                                              For         For         three          the
                                             three        the         months         year
                                            months        year        ended         ended
                                            ended        ended        May 31,       Feb. 28,
                                            May 31,     Feb. 28,       2001          2001
                                             2001        2001      (unaudited)   (unaudited)
                                         ------------ ------------ ------------ ------------
Statement of Operations Data
Income                                   $          0 $          0 $    188,125  $   406,254
Operating Profit (Loss)                       ($5,460)    ($10,200)     $65,960     $142,187
Net Income (Loss)                             ($5,460)    ($10,200)     $60,761     $121,876
Gain (Loss) per share                          ($0.01)      ($0.01)$       0.01  $      0.02
Weighted shares outstanding                 1,000,000    1,000,000    5,779,800    5,779,800


Balance Sheet Data
Cash and cash equivalents                $          0 $          0 $    541,752  $   521,833
Fixed Asset                              $          0 $          0 $  1,965,666  $   146,547
Total assets                             $          0 $          0 $  2,507,418  $   668,380
Current liabilities                      $     10,555 $      5,095 $    310,709  $   300,154
Long-term liabilities                    $          0 $          0 $          0  $         0
Stockholders' equity (deficit)               ($10,555)    ($50,958)$  2,196,709  $   368,226
Total liabilities & equity               $          0 $          0 $  2,507,418  $   668,380